FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported) October 30, 2003

HCA INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State of Incorporation)

001-11239 (Commission File Number)	75-2497104 (IRS Employer Identification Number)

One Park Plaza, Nashville, Tennessee (Address of principal executive offices)	37203 (Zip Code)

(615) 344-9551
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE
SIGNATURE

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

During 2001, HCA Inc. (the “Company”) filed an appeal with the United States Court of Appeals for the Sixth Circuit (“Sixth Circuit”) with respect to two United States Tax Court (“Tax Court”) decisions received in 1996 related to the Internal Revenue Service’s examination of Hospital Corporation of America’s 1987 through 1988 Federal income tax returns. The Company was contesting Tax Court decisions related to the method that Hospital Corporation of America used to calculate its tax reserve for doubtful accounts and the timing of deferred income recognition in connection with its sales of certain subsidiaries to Healthtrust, Inc. — The Hospital Company in 1987.

On October 30, 2003, a three-judge panel of the Sixth Circuit affirmed these Tax Court decisions. The Company is currently reviewing the Sixth Circuit opinion and considering whether further appeals will be undertaken. Because of the volume and complexity of calculating the tax allowance for doubtful accounts, the IRS has not calculated the amount of additional tax and interest that it may claim for subsequent taxable periods. Assuming the IRS position is ultimately sustained, Management believes that adequate provisions have been recorded to satisfy the final resolution of these issues and that such resolution will not have a material adverse effect on the Company’s results of operations or financial position.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA Inc.

By: /s/ R. MILTON JOHNSON

R. Milton Johnson Senior Vice President and Controller

DATED: October 30, 2003

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